EQUITY SALE & PURCHASE AGREEMENT

Agreement Number 2010041001

[English Translation]

Party A: L & L Energy, Inc. (“Seller”, formerly known as L & L International Holdings, Inc.)

Registered Address: State of Nevada, USA

Party B: Guangxi Liuzhou Lifu Machinery Co. Limited (“Buyer”)

Address: Administrative Building, 15 High-tech One Rd., High-Tech Development District, Liuzhou, Guangxi

Hon Shen Coal Co. Ltd (“HSC”) located at Banqiao Village, Jiuchen Town, Luxi County, Yunnan Province, is jointly owned by “Seller” and Mr. Fuchang Wang. It is in the business of coal washing and coking. The company owns a 300,000-ton per year coal washing facility and a 150,000-ton per year coking facility with a total investment of 30,000,000 RMB (approximately US$ 4.38 million). Seller and Mr. Wang hold 93% and 7% of ownership, respectively.

Buyer wishes to purchase HSC to become involved in the coal processing business, whereas Seller wishes to dispose the company to complete its strategic alignment. Due to mutual benefits, both Parties on the terms and conditions on sale and purchase of equity in HSC, reached the following agreement in Kunming City, Yunnan Province:

SECTION 1: TRANSFER ITEMS AND PRICE

1.
Seller wishes to sell its 93% of ownership of HSC and Buyer wishes to purchase for the price of 41,000,000 RMB (approximately US$ 6 million). Of which Buyer agrees to pay Seller’s liabilities in the amount of 23,800,000 RMB (approximately US$ 3.48 million). Buyer will pay the remaining balance of 17,200,000 RMB (approximately US$ 2.52 Million) to Seller in three installments.

2.	Seller guarantees its 93% ownership equity of HSC, and that there is no encumbrance on the 93% equity share.
3.	After selling the 93% equity, Seller is not entitled to any equity interest in HSC.

SECTION 2: AMOUNT AND PAYMENT OF PURCHASE PRICE

The agreed price of 17,200,000 RMB will be paid to Seller in three installments as follows:

a.	Within 6 months after signing this agreement, Buyer should pay Seller 20% of the entire amount which is 3,440,000 RMB (approximately US$ 500,000)
b.	Between 6 months and 12 months after signing this agreement, Buyer should pay Seller 30% of the entire amount, which is 5,160,000 RMB (approximately US$ 760,000).

c.	Between 12 months and 24 months after signing this agreement, Buyer should pay Seller the remaining 50%, which is 8,600,000 RMB (approximately US$ 1,260,000)

If Buyer cannot pay Seller according to the above schedule, a 1% penalty will be assessed for any deadline that is missed.  Additionally interest of 3.5 % will be assessed beginning on delinquency date.

SECTION 3: AGREEMENT MODIFICATION OR TERMINATION

The agreement can be modified or terminated through a mutual agreement in writing, if any of following situations occurs:

1.	In the event of any natural disaster or conditions that cannot be controlled by both parties occur, causing both parties unable to fulfill their obligation;
2.	A national policy that has material impact to the agreement;
3.	If one party fails to perform its obligations and causes material damage to the other party, then the other party has the right to seek compensation or to terminate this agreement.

SECTION 4: DISPUTES RESOLUTION

1.	In the event of any dispute, the Parties shall resolve through negotiation.
2.
If the dispute cannot be resolved through negotiation, it shall be resolved through mediation or arbitration by an agreed third party. The arbitration is final and binding on both Parties. The Parties shall make all efforts to avoid litigation.

SECTION 5: EFFECTIVE DATE OF THIS AGREEMENT

This agreement, upon signing by both parties, becomes effective on the date on the agreement.

The original Agreement is executed in 5 originals. The seller will have three originals, and the Buyer will have two originals. All originals shall be legally binding.

IN WITNESS WHEREOF, the parties hereto have executed this agreement

Party A:  L & L Energy, Inc.

_________________________________
Paul W. Lee, on behalf of L & L Energy, Inc.

Party B:  Guangxi Liuzhou Lifu Machinery Co. Limited

________________________________

April 18, 2010

Yunnan, China